SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004





                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) October 13, 1998
                                  ----------------




                          GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

















                                    - 1 -

ITEM 5. OTHER EVENTS

         (a) On October 13, 1998, a news release was issued on the subject of third quarter consolidated earnings for GM. The news release did not include financial statement footnotes and certain other financial information that will be filed with the Securities and Exchange Commission at a later date. The GM news release and related news releases for third quarter earnings of Hughes Electronics Corporation (Hughes) dated October 12, 19989 and General Motors Acceptance Corporation (GMAC) dated October 13, 1998, respectively, were as follows:

                               GM NEWS RELEASE
      GM REPORTS STRIKE-IMPACTED THIRD-QUARTER NET LOSS OF $809 MILLION
            CORPORATION EXPECTS STRONG FOURTH QUARTER PERFORMANCE

      DETROIT -- General Motors Corporation (GM) reported today a strike-impacted net loss for the third quarter of 1998 totaling $809 million, or a loss of $1.28 per share of GM $1-2/3 par value common stock. That compares with income of $973 million, or $1.29 per share, in the third quarter of 1997, adjusted to reflect the effect of the Hughes Transactions, which took place in December of 1997. All earnings-per-share amounts are basic (see Highlights for diluted earnings-per-share amounts).

      The third-quarter-1998 results include the impact of production losses resulting from strikes at two Flint, Mich., plants, which had an unfavorable after-tax impact of $1.2 billion, or $1.89 per share, (see Strike Related Impact). Results also include an after-tax loss of $271 million, or $0.41 per share, related to divestitures involving the Delphi seating, coil-spring and lighting businesses (see Delphi). Excluding the above-mentioned Delphi transactions, the loss in the third quarter of 1998 totaled $538 million, or a loss of $0.87 per share.

      Excluding the Delphi transactions and the strike impact, GM's income in the third quarter of 1998 would have totaled $697 million, or a favorable $1.02 per share.

      Consolidated net sales and revenues in the third quarter of 1998 totaled $34.4 billion, compared with $40.2 billion in the same period of 1997, adjusted to reflect the effect of the Hughes Transactions.

      "We're going all out to rebuild the momentum we had developed before the strikes crippled our production during the summer," GM Chairman and Chief Executive Officer John F. Smith, Jr., said. "We're running our North American plants all out and we're aggressively taking on the competition."

      The third-quarter was unfavorably impacted by the strikes, the Delphi transactions, the changeover to production of GM's new family of full-size pickup trucks, and continued economic turmoil in Latin America. Smith emphasized, however, that, "As a result of our aggressive cost-reduction focus, strong sales of our new models, and the recent streamlining of our global automotive operations, we expect strong results in the fourth quarter and a continued strengthening trend into 1999."






                                     - 2-

      Smith said, "Our outlook for continued strong sales in the key North American and European markets gives us an opportunity to continue building momentum during the balance of the year and into 1999." He cautioned, however, that the effects of the economic turmoil and uncertainty in Asia and Latin America will be a challenge to the corporation's performance globally.

      Unless otherwise noted, corporate and sector data in the remainder of this release exclude the above mentioned strike-related impact, and the Delphi transactions. The 1997 reported amounts are adjusted to reflect changes resulting from the completion of the Hughes Transactions in December of 1997. (See Strike Related Impact, Delphi, and Highlights.)

      Following is a summary of results from the GM business sectors in the third quarter of 1998:

      - GM Automotive Operations' income totaled $341 million in the third quarter of 1998, compared with $560 million in the third quarter of 1997. (See regional breakout in GM Automotive Operations and Highlights.)

      - Delphi Automotive Systems' (Delphi) income totaled $56 million in the third quarter of 1998, compared with $123 million in the third quarter of 1997.

      - General Motors Acceptance Corporation's (GMAC) income totaled $313 million in the third quarter of 1998, compared with $312 million in the third quarter of 1997.

      - Hughes Electronics Corporation's (Hughes) third-quarter-1998 income totaled $43 million, compared with $53 million in the prior-year period.

GM CONSOLIDATED FINANCIAL DATA (with financing & insurance operations on an equity basis)

      Excluding the impact of the strikes and the Delphi transactions, consolidated income in the third quarter of 1998 totaled $697 million, or $1.02 per share. That compares with $973 million, or $1.29 per share in the third quarter of 1997.

      The corporation's pretax income was $691 million in the third quarter of 1998, compared with $899 million in the third quarter of 1997.

      The corporation's after-tax net-profit margin -- income as a percentage of net sales and revenues -- was 2.0 percent in the third quarter of 1998, compared with 2.7 percent in the third quarter of 1997.

      Cash, marketable securities and assets of the Voluntary Employees' Beneficiary Association (VEBA) trust invested in fixed-income securities totaled $11.5 billion at Sept. 30, 1998, compared with $14.6 billion at Sept. 30, 1997, and $12.1 billion at June 30, 1998.

      "With our operations running full out, strong cash generation will make it possible for us to rebuild our cash position to the $13 billion level necessary to support capital-spending programs, adequately fund pension plans, and keep us in a good position to weather any future downturn," Smith said.


                                    - 3 -
GM AUTOMOTIVE OPERATIONS

      Excluding the impact of the strikes, GM Automotive Operations' third-quarter-1998 income totaled $341 million. That compares with $560 million in the third quarter of 1997. The unfavorable strike-related impact in the third quarter of 1998 totaled $965 million (see Strike Related Impact).

      "We are quickly streamlining GM's automotive operations worldwide as a result of the recent creation of a single, unified global automotive organization that will enable us to fully leverage GM's global capabilities," said GM President and Chief Operating Officer G. Richard Wagoner, Jr. "We're focused on becoming a faster, leaner organization committed to growing our business around the world.

      "The strikes severely impacted our third-quarter performance in North America, but we were able to ramp up production and sales very quickly following the strike, and our August and September financial performance was strong. We're focused on keeping that going in the fourth quarter," Wagoner said.

      GM Automotive Operations pretax income totaled $595 million in the third quarter of 1998, compared with $776 million in the prior-year period.

      The net-profit margin for Automotive Operations was 1.1 percent in the third quarter of 1998, compared with 1.7 percent in the prior-year period.

      Following  are results from the four regions that  comprise GM  Automotive
Operations:

      - Excluding the impact of the strikes, income for GM North America totaled $353 million in the third quarter of 1998, compared with $423 million in the year-ago period. Pretax income totaled $645 million, compared with $608 million in the prior-year period. The net-profit margin was 1.5 percent, compared with 1.8 percent in the third-quarter-1997 period.

      - GM Europe's income totaled $50 million in the third quarter of 1998, compared with a loss of $21 million in the third quarter of 1997. Pretax income totaled $64 million, compared with $87 million in the third quarter of 1997. The net-profit margin was 0.8 percent, compared with a negative 0.4 percent in the prior-year period.

      - GM Latin America/Africa/Mid-East had a loss of $64 million in the third quarter of 1998, compared with income of $165 million in the third quarter of 1997. The pretax loss totaled $136 million, compared with pretax income of $154 million in the prior-year period. The net-profit margin was a negative 3.8 percent, compared with 7.3 percent in the third-quarter-1997 period.

      - GM Asia/Pacific's income totaled $2 million in the third quarter of 1998, compared with a loss of $7 million in the third quarter of 1997. Pretax income totaled $22 million, compared with a loss of $73 million in the third quarter of 1997. The net-profit margin was 0.3 percent, compared with a negative 1.0 percent in the year-ago period.

      A number of factors affected performance in North America in addition to the strike. "Direct costs associated with the successful launch of our highly acclaimed new family of full-size pickup trucks -- the Chevrolet Silverado and GMC Sierra models -- and lower volumes due to the model changeover affected results along with incentive costs required to maintain a strong competitive position in the North American market," Wagoner said.

      "We're extremely pleased with the continued success of our cost-reduction initiatives, "Wagoner said. "These efforts allowed us to more than make up for the costs of the new product launches and higher incentives."

      GM vehicle deliveries in the United States, which were affected by the strike-related production losses, totaled 928,000 units in the third quarter of 1998, which resulted in a 24.2-percent share of the U.S. vehicle market share, compared with 1,253,000 units, and a 31.6-percent share in the third quarter of 1997. (See additional information in Highlights.)

      Wagoner said, "Dedication and hard work by the GM Europe team resulted in the successful introduction of the new Astra models, which have been well received in Europe. The European region continues to be a strong market and Opel/Vauxhall have maintained market leadership in Western Europe for passenger cars through the first nine months of 1998."

      The Asia/Pacific and Latin America/Africa/Mid-East regions were both affected by economic turmoil and uncertainties.

      "Our Latin American operations were strongly impacted by the economic problems in Brazil. GM operations there are our largest in the region and have delivered consistently strong financial performance in recent years," Wagoner said. "While our presence in the Asia-Pacific market is not as large, our business there also has been hurt by the economic turmoil in that region. However, both of these regions have significant long-term growth potential, and we continue to be optimistic about our long-term prospects."

DELPHI AUTOMOTIVE SYSTEMS (DELPHI)

      Excluding the impact of the strikes, and a loss on divestitures, Delphi Automotive Systems' income totaled $56 million in the third quarter of 1998, compared with $123 million in the third quarter of 1997. The unfavorable strike-related impact in the third quarter of 1998 totaled $270 million (see Strike Related Impact). The after-tax loss on the divestiture transactions totaled $271 million.

      Delphi's pretax income totaled $67 million in the third quarter of 1998, compared with pretax income of $136 million in the prior-year period.

      Delphi's net-profit margin was 0.8 percent in the third quarter of 1998, compared with a net-profit margin of 1.7 percent in the prior-year period.

      "Aside from the impact of the divestitures and strikes, Delphi's third-quarter-1998 results reflect the impact of continuing economic downturns in the Latin American and Asia-Pacific regions, and competitive pressures that resulted in price reductions," said GM Executive Vice President and Delphi President J.T. Battenberg III. "These factors were offset by Delphi's continued aggressive cost-reduction efforts during the third quarter of 1998, particularly in the areas of manufacturing and material." He also noted the previously mentioned divestitures, which comprised "the successful sale of Delphi's seating and coil-spring businesses and a definitive agreement regarding the divestiture of the lighting business."

      Battenberg said, "Delphi continues to accelerate sales to customers outside General Motors." Delphi reported that third-quarter-1998 sales outside GM's North American vehicle groups represented more than 37 percent of total sales, after adjusting for the strike impact, compared with approximately 36 percent of total sales in the third quarter of 1997, including joint ventures in both periods.

STRIKE RELATED IMPACT

      Strikes by members of United Auto Workers Locals 659 and 651 in Flint, Mich., resulted in production shutdowns at two component plants on June 5 and June 11, 1998, respectively. Those work stoppages resulted in parts shortages that led to the shutdown of most of GM's North American assembly plants in June and July of 1998, and resulted in an estimated loss of 318,000 units of production from the beginning of the third quarter of 1998 to the point in which normal production levels were resumed. The work stoppages at both facilities were resolved July 28, 1998, when tentative agreements were reached. Both agreements were ratified by the rank and file July 29, 1998.

      The third quarter loss of production had an estimated aggregate unfavorable after-tax impact of $1.2 billion, or $1.89 per share, representing the combined effects of $965 million for GM Automotive Operations and $270 million for Delphi. This takes into account the recovery of some of the lost production units through the quick production ramp-up following the settlement and aggressive sales and marketing efforts in August and September.

FORWARD LOOKING STATEMENTS

      This release and related management discussions with securities analysts, the media and others will contain certain forward-looking statements indicated by our use of the terms "expects," "outlook" and "forecast" and similar words.

      These forward-looking statements are made in an effort to assist the market in understanding General Motors and its results. Forward-looking statements are inherently predictive in nature and GM cannot assure or guarantee that actual results will not differ materially from its predictions. Important risk factors that could cause actual results to differ materially from those indicated by our predictions are detailed in the corporation's Annual Report on form 10-K for the year ended Dec. 31, 1997, in Part II, at page II-64, under the heading "Forward-Looking Statements."


                                    # # #


HIGHLIGHTS ATTACHED

     HIGHLIGHTS - Q3 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                       Three Months Ended
                                          September 30,
                             ------------------------------------
                                       Adjusted          Adjusted
                               1998    1998 (1)   1997   1997 (1)
                             --------  -------  -------  --------

     Net sales and revenues
     Manufactured products   $29,978  $29,978   $37,103   $35,382
     Financial services        3,220    3,220     3,162     3,162
     Other income              1,225    1,225     1,625     1,616
                             -------  --------  -------   -------
       Total net sales and
         revenues            $34,423  $34,423   $41,890   $40,160
                             -------  --------  -------   -------
     Total net sales and
       revenues(6)           $29,846  $29,846   $37,125   $35,404
     Gross profit margin
       percentage(6)            11.4%    11.4%      15.2%    15.1%
     .............................................................
     (Loss) Income before income
       taxes, minority interests
       and non-consolidated
       affiliates (6)        $(1,730) $(1,300)   $1,042      $899
     Effective income tax
       rate(6)                  34.0%    33.0%      27.7%    28.1%
     .............................................................
     Consolidated net (loss)
       income                  $(809)   $(538)   $1,067      $973
     Net profit margin(6)       (2.7%)   (1.8%)      2.9%     2.7%
     .............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value        $(836)              $964
       Class H (2)                $-                $61
       Class H (3)               $11                 $-
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value       $(1.28)    $(0.87)   $1.35     $1.29
       Class H (2)                $-         $-    $0.60
       Class H (3)             $0.11      $0.11       $-     $0.13
     .............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value       $(1.28)    $(0.87)   $1.34     $1.27
       Class H (2)                $-         $-    $0.60
       Class H (3)             $0.11      $0.11       $-     $0.13
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value        $0.50               $0.50
       Class H (2)                $-               $0.25
       Class H (3)                $-                  $-
      .............................................................
     Book Value Per Share of Common Stocks
                        Sept. 30,   Dec. 31,    Sept. 30,
                          1998       1997         1997
                        --------    -------     --------
       $1-2/3 par value  $19.49     $22.26       $30.17
       Class H           $11.69     $13.36       $15.09
     ..............................................................



   See footnotes beginning on page 14.


                                              continues

     HIGHLIGHTS - Q3 Adjusted for Special Items - with Financing and Insurance Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)


                                         Three Months Ended
                                         September 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)       (1)
                                   ---------   ---------    --------

     Net sales and revenues        $29,846            $-   $29,846
                                    ------        ------    ------
     Costs and expenses:
       Cost of sales                26,457             -    26,457
       Selling, general,
         and admin. expenses         3,076             -     3,076
     Depreciation and
         amort. expenses             1,672             -     1,672
                                    ------        ------    ------
     Total costs and
       expenses                     31,205             -    31,205
                                    ------        ------    ------
     Operating (loss) income        (1,359)            -    (1,359)
     Other income less income
       deductions                      (28)         (430)      402
     Interest expense                  343             -       343
                                    ------        ------    ------
     (Loss) income before
       income taxes and
       minority interests           (1,730)         (430)   (1,300)
     Income tax (benefit) expense     (588)         (159)     (429)
                                    ------        ------    ------
     (Loss) income after
       income taxes                 (1,142)         (271)     (871)
     Minority interests                 10             -        10
     Earnings of nonconsolidated
       affiliates                      323             -       323
                                    ------        ------    ------

     Net (loss) income               $(809)        $(271)    $(538)
                                    ======        ======    ======

     $1-2/3 par value EPS
       from continuing operations
         Basic                      $(1.28)                 $(0.87)
         Diluted                    $(1.28)                 $(0.87)

     Gross profit margin              11.4%                   11.4%
     Effective income tax rate        34.0%                   33.0%
     Net profit margin                (2.7%)                  (1.8%)


      See footnotes beginning on page 14.


                                    continues

     HIGHLIGHTS - Q3 Adjusted for Hughes Transactions and Special Items - with Financing and
     Insurance Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)

                                  Three Months Ended
                                  September 30, 1997
                             ----------------------------
                                          Hughes
                                          Trans-   Adjusted
                                Reported  actions    (1)
                                --------  -------  -------
     Net sales and revenues     $37,125   $1,721    $35,404
                                 ------   ------     ------
     Costs and expenses:
       Cost of sales             31,484    1,429     30,055
       Selling, general,
         and admin.expenses       3,157      124      3,033
       Depreciation and
         amort. expenses          1,830       44      1,786
                                 ------   ------     ------
     Total costs and
       expenses                  36,471    1,597     34,874
                                 ------   ------     ------
     Operating income               654      124        530
     Other income less
       income deductions            613        9        604
     Interest expense (credit)      225      (10)       235
                                 ------   ------     ------
     Income before
       income taxes and
       minority interests         1,042      143        899
     Income tax expense             289       36        253
                                 ------   ------     ------
     Income after income
       taxes                        753      107        646
     Minority interests              13        1         12
     Earnings (loss) of
       noncons. affiliates          301      (14)       315
                                 ------   ------     ------

     Net income                  $1,067      $94       $973
                                 ======   ======     ======

     $1-2/3 par value EPS
       from continuing
       operations
         Basic                    $1.35               $1.29
         Diluted                  $1.34               $1.27

     Gross profit margin           15.2%               15.1%
     Effective income tax rate     27.7%               28.1%
     Net profit margin              2.9%                2.7%


      See footnotes beginning on page 14.


                                    continues

     HIGHLIGHTS - Q3 Adjusted for Hughes Transactions and Special Items By Sector
     (Dollars in Millions)


                                         Three Months Ended
                                         September 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)      (1)
                                   ---------   ---------    --------

     GM North America (GMNA)         $(612)           $-      $(612)
     GM Europe (GME)                    50             -         50
     GM Latin America/Africa/
       Mid-East (GMLAAM)               (64)            -        (64)
     GM Asia/Pacific (GMAP)              2             -          2
                                       ---           ---        ---
       Total automotive               (624)            -       (624)

     Delphi                           (485)          271       (214)
     Hughes                             43             -         43
     GMAC                              313             -        313
     Other(5)                          (56)            -        (56)
                                       ---           ---        ---
Consolidated net income              $(809)         $271      $(538)
                                       ===           ===        ===



                                         Three Months Ended
                                         September 30, 1997
                                   --------------------------------
                                                Hughes
                                                Trans-      Adjusted
                                    Reported    actions       (1)
                                    --------    -------     --------

     GMNA                             $423          $-        $423
     GME                               (21)          -         (21)
     GMLAAM                            165           -         165
     GMAP                               (7)          -          (7)
                                       ---         ---         ---
       Total automotive                560           -         560

     Delphi                             55          68         123
     Hughes                            240        (187)         53
     GMAC                              312           -         312
     Other(5)                         (100)         25         (75)
                                       ---         ---         ---
     Consolidated net income        $1,067        $(94)       $973
                                     =====          ==         ===










     See footnotes beginning on page 14.


                                            continues

     HIGHLIGHTS - Q3 Automotive Operations and Delphi
     Adjusted for Special Items
     (Dollars in Millions)


                                       Three Months Ended
                                       September 30, 1998
                             ----------------------------------------
                              GMNA     GME   GMLAAM    GMAP    Delphi
                             ------   -----  ------   ------   ------

     Reported
     --------

     Net sales and
       revenues             $18,496  $6,227  $1,701    $671   $6,015
                             ------   -----   -----     ---    -----
     Pre-tax (loss) income     (911)     64    (136)     22     (798)
     Income tax (benefit)
       expense                 (299)     18     (45)      3     (297)
     Equity income (loss) and
       minority interests         -       4      27     (17)      16
                                ---      --      --      --      ---
     Net (loss) income        $(612)    $50    $(64)     $2    $(485)
                                ===      ==      ==      ==      ===

     Net (loss) profit
       margin                  (3.3%)   0.8%   (3.8%)   0.3%    (8.1%)
     Effective income
       tax rate                32.8%   28.1%   33.1%   13.6%    37.2%


     Special Items (4)
     -------------

     Net sales and
       revenues                  $-      $-      $-      $-       $-
                             ------   -----   -----   -----    -----
     Pre-tax income               -       -       -       -      430
     Income tax expense           -       -       -       -      159
     Equity income and
       minority interests         -       -       -       -        -
                             ------   -----   -----   -----    -----
     Net income                  $-      $-      $-      $-     $271
                             ======   =====   =====   =====    =====


     Adjusted (1)
     --------

     Net sales and
       revenues             $18,496  $6,227  $1,701    $671   $6,015
                             ------   -----   -----     ---    -----
     Pre-tax (loss) income     (911)     64    (136)     22     (368)
     Income tax (benefit)
       expense                 (299)     18     (45)      3     (138)
       Equity income and
       minority interests         -       4      27     (17)      16
                             ------   -----   -----   -----    -----
     Net (loss) income        $(612)    $50    $(64)     $2    $(214)
                             ======   =====   =====   =====    =====

     Net (loss) profit
       margin                  (3.3%)   0.8%  (3.8%)    0.3%    (3.6%)
     Effective income
       tax rate                32.8%   28.1%  33.1%    13.6%    37.5%


      See footnotes beginning on page 14.


                                    continues

     HIGHLIGHTS - Q3 Automotive Sectors and Delphi
     Adjusted for Hughes Transactions
     (Dollars in Millions)

                                         Three Months Ended
                                        September 30, 1997
                             ----------------------------------------
                              GMNA     GME   GMLAAM    GMAP    Delphi
                             ------   -----  ------   ------   ------

     Reported
     --------
     Net sales and revenues $24,047  $5,686  $2,273    $682   $6,044
                             ------   -----   -----     ---    -----
     Pre-tax income (loss)      608      87     154     (73)      30
     Income tax expense
       (benefit)                172      48      14     (15)      (6)
     Equity (loss) income and
       minority interests       (13)    (60)     25      51       19
                                ---     ---     ---     ---      ---
     Net income                $423    $(21)   $165     $(7)     $55
                                ===     ===     ===     ===      ===

     Net profit margin          1.8%   (0.4%)   7.3%   (1.0%)    0.9%
     Effective income tax
       rate                    28.3%   55.2%    9.1%   20.5%   (20.0%)

     Hughes Transactions
     -------------------
     Net sales and revenues      $-      $-      $-      $-   $1,139
                             ------   -----   -----     ---    -----
     Pre-tax income               -       -       -       -      106
     Income tax expense           -       -       -       -       41
     Equity income and
       minority interests         -       -       -       -        3
                             ------   -----   -----     ---    -----
     Net income                  $-      $-      $-      $-      $68
                             ======   =====   =====     ===    =====

     Adjusted (1)
     --------
     Net sales and revenues $24,047  $5,686  $2,273    $682   $7,183
                             ------  ------   -----     ---    -----
     Pre-tax income (loss)      608      87     154     (73)     136
     Income tax expense
       (benefit)                172      48      14     (15)      35
     Equity (loss) income and
       minority interests       (13)    (60)     25      51       22
                             ------  ------   -----     ---    -----
     Net income                $423    $(21)   $165     $(7)    $123
                             ======  ======   =====     ===    =====

     Net profit margin          1.8%   (0.4%)  7.3%    (1.0%)    1.7%
     Effective income tax
       rate                    28.3%   55.2%   9.1%    20.5%    25.7%


      See footnotes beginning on page 14.


                                               continues

     HIGHLIGHTS - Q3 Operating Information
                                      Three Months Ended
                                         September 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Worldwide Wholesale Sales (Units in 000s)
       United States:   Cars             527          651
                        Trucks           367          489
                                     -------      -------
         Total United States             894        1,140
       Canada, Mexico and Other          116          142
                                     -------      -------
         Total GM North America        1,010        1,282
                                      ------       ------
       GME                               534          448
       GMLAAM                            163          229
       GMAP                              114          167
                                     -------      -------
         Total International             811          844
                                      ------       ------
             Total Worldwide           1,821        2,126
                                     =======      =======
     ....................................................
     Vehicle Unit Deliveries (Units in 000s)
     United States
       Chevrolet - Cars                  174          260
                 - Trucks                296          380
       Pontiac                           113          163
       GMC                                91          118
       Buick                              81          120
       Oldsmobile                         63           82
       Saturn                             62           70
       Cadillac                           39           52
       Other                               9            8
                                      ------       ------
         Total United States             928        1,253
       Canada, Mexico and Other          160          158
                                      ------       ------
         Total GM North America        1,088        1,411
                                      ------       ------
       GME                               466          456
       GMLAAM                            162          215
       GMAP                              119          149
                                      ------       ------
         Total International             747          820
                                      ------       ------
             Total Worldwide           1,835        2,231
                                      ======       ======
     ....................................................
     Market Share
       United States
         Cars                           25.7%         33.7%
         Trucks                         22.4%         29.1%
           Total                        24.2%         31.6%
       Western Europe                   10.6%         11.0%
       Latin America                    19.8%         20.3%
       Asia and Pacific                  4.4%          4.5%
       Total Worldwide                  14.2%         16.6%
     ....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             24.3%         22.5%
       % Fleet Sales - Trucks            9.7%         10.0%
       Total Vehicles                   17.8%         17.3%
     ....................................................
     Days Supply of Inventory -- U.S.
     Gross Landed Stock
       Cars                                59          69
       Trucks                              67          90
     ....................................................
     Capacity Utilization %
     U.S. and Canada (2-shift rated)     67.3%       89.9%
     ....................................................
     Retail Incentives($ per unit)
       GMNA                            $1,732        $992
     ....................................................
     See footnotes beginning on page 14.
                                                continues
                               - 13 -

     HIGHLIGHTS - Q3 Operating Information
     (Dollars in Millions Except
      Per Share Amounts)
                                      Three Months Ended
                                         September 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Depreciation and amortization (6)
       Depreciation                   $1,053       $1,081
       Amortization of special tools     589          690
       Amortization of intangible
         assets                           30           59
                                       -----        -----
                                      $1,672       $1,830
                                       =====        =====
     ....................................................
     Worldwide Employment at September 30 (in 000s)(7)
       GMNA                              229          240
       GME                                81           79
       GMLAAM                             25           27
       GMAP                               10           10
       Delphi                            199          205
       Hughes                             15           16
       GMAC                               23           18
       Other                              12           11
                                         ---          ---
         Total                           594          606
                                         ---          ---
     ....................................................
     Worldwide Payrolls (7)            $6,099      $6,885
     ....................................................
     (1) Adjusted amounts represent the reported amounts less the effects of special items and Hughes Transactions. The adjusted amounts for 1998 include the unfavorable effects of strike-related work stoppages. The unfavorable after-tax impact of the work stoppages was $1.2 billion, or $1.89 basic per share of $1-2/3 par value common stock, in 1998. The unfavorable after-tax impacts for GMNA and Delphi were $965 million and $270 million, respectively, in 1998.
     (2) Data relates to a period prior to the date on which GM recapitalized the Class H common stock ("GM's Recapitalization Date").
     (3) Data relates to a period which is subsequent to GM's Recapitalization Date.
     (4) The third quarter 1998 results included a pre-tax loss of $430 ($271 after-tax, or $0.41 basic per share of $1-2/3 par value common stock) related to the sale of the Delphi seating, coil-spring and lighting businesses.
     (5) Includes Allison Transmission Division, GM Locomotive Group, and purchase accounting adjustments, as well as certain tax and foreign exchange items not allocated to any one business sector.
     (6) Calculated with financing and insurance operations on an equity basis.
     (7) Employment and payroll amounts reported for 1997 have been adjusted to reflect the changes to GM's organizational structure resulting from the Hughes Transactions. As such, Delphi reported amounts include Delco and Hughes reported amounts exclude Delco and Hughes Defense.

     HIGHLIGHTS - 9 Months Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                        Nine Months Ended
                                          September 30,
                             ------------------------------------
                                       Adjusted          Adjusted
                               1998    1998 (1)   1997   1997 (1)
                             --------  -------  -------  --------

     Net sales and revenues
     Manufactured products  $100,115 $100,115  $114,267  $109,071
     Financial services        9,661    9,661     9,563     9,563
     Other income              5,119    5,119     5,447     4,693
                             -------  -------   -------   -------
       Total net sales and
         revenues           $114,895 $114,895  $129,277  $123,327
                             -------  --------  -------   -------
     Total net sales and
       revenues(8)           $99,735  $99,735  $114,323  $109,127
     Gross profit margin
       percentage(8)            14.4%    14.4%      16.4%    16.4%
     .............................................................
     Income before income taxes,
       minority interests
       and non-consolidated
       affiliates (8)           $185     $689    $5,798    $4,742
     Effective income tax
       rate (8)                 34.1%    36.6%      33.3%    34.3%
     .............................................................
     Consolidated net income  $1,184   $1,499    $4,961    $4,243
     Net profit margin(8)        1.2%     1.5%       4.3%     3.9%
     .............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value       $1,096             $4,622
       Class H (2)                $-               $257
       Class H (3)               $40                 $-
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value        $1.65      $2.13    $6.35     $5.67
       Class H (2)                $-         $-    $2.54
       Class H (3)             $0.38      $0.38       $-     $0.20
     .............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value        $1.60      $2.08    $6.28     $5.60
       Class H (2)                $-         $-    $2.54
       Class H (3)             $0.38      $0.38       $-     $0.20
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value        $1.50               $1.50
       Class H (2)                $-               $0.75
       Class H (3)                $-                  $-
     ..............................................................



   See footnotes beginning on page 22.


                                              continues

     HIGHLIGHTS - 9 Months Adjusted for Special Items - with Financing and Insurance Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)


                                         Nine Months Ended
                                         September 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)      (1)
                                   ---------   ---------    --------

     Net sales and revenues        $99,735           $-    $99,735
                                    ------        ------    ------
     Costs and expenses:
       Cost of sales                85,399            74    85,325
       Selling, general,
         and admin. expenses         9,357             -     9,357
       Depreciation and
         amort. expenses             5,082             -     5,082
                                    ------        ------    ------
     Total costs and
       expenses                     99,838            74    99,764
                                    ------        ------    ------
     Operating (loss) income          (103)          (74)      (29)
     Other income less
       income deductions             1,208          (430)    1,638
     Interest expense                  920             -       920
                                    ------        ------    ------
     Income (loss) before
       income taxes and
       minority interests              185          (504)      689
     Income tax expense (benefit)       63          (189)      252
                                    ------        ------    ------
     Income (loss) after
       income taxes                    122          (315)      437
     Minority interests                 13             -        13
     Earnings of nonconsolidated
       affiliates                    1,049             -     1,049
                                    ------        ------    ------

     Net income (loss)              $1,184         $(315)   $1,499
                                    ======        ======    ======

     $1-2/3 par value EPS
       from continuing operations
         Basic                       $1.65                   $2.13
         Diluted                     $1.60                   $2.08

     Gross profit margin              14.4%                   14.4%
     Effective income tax rate        34.1%                   36.6%
     Net profit margin                 1.2%                    1.5%


      See footnotes beginning on page 22.


                                    continues

     HIGHLIGHTS - 9 Months Adjusted for Hughes Transactions and Special Items - with Financing and Insurance
     Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)

                                         Nine Months Ended
                                        September 30, 1997
                             ------------------------------------
                                       Hughes   Special
                                       Trans-     Items  Adjusted
                             Reported  actions   (5)(6)    (1)
                             --------  -------  -------  --------
     Net sales and revenues $114,323   $5,196       $-   $109,127
                             -------   ------   ------    -------
     Costs and expenses:
       Cost of sales          95,586    4,271       80     91,235
       Selling, general,
         and admin.expenses    9,331      430        -      8,901
       Depreciation and
         amort. expenses       5,627      127        -      5,500
                              ------   ------   ------     ------
     Total costs and
       expenses              110,544    4,828       80    105,636
                             -------   ------   ------    -------
     Operating income (loss)   3,779      368      (80)     3,491
     Other income less
       income deductions       2,682       48      706      1,928
     Interest expense (credit)   663      (14)       -        677
                              ------   ------   ------     ------
     Income before
       income taxes and
       minority interests      5,798      430      626      4,742
     Income tax expense        1,928      103      200      1,625
                              ------   ------   ------     ------
     Income after income
       taxes                   3,870      327      426      3,117
     Minority interests           50        -        -         50
     Earnings (loss) of
       noncons. affiliates     1,041      (35)       -      1,076
                              ------   ------   ------     ------

     Net income               $4,961     $292     $426     $4,243
                              ======   ======   ======     ======

     $1-2/3 par value EPS
       from continuing
       operations
         Basic                 $6.35                        $5.67
         Diluted               $6.28                        $5.60

     Gross profit margin        16.4%                        16.4%
     Effective income tax rate  33.3%                        34.3%
     Net profit margin           4.3%                         3.9%


      See footnotes beginning on page 22.


                                    continues

     HIGHLIGHTS - 9 Months Adjusted for Hughes Transactions and Special Items By Sector
     (Dollars in Millions)


                                         Nine Months Ended
                                         September 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)      (1)
                                   ---------   ---------    --------

     GMNA                              $18            $-        $18
     GME                               273            44        317
     GMLAAM                             38             -         38
     GMAP                              (26)            -        (26)
                                       ---           ---        ---
       Total automotive                303            44        347

     Delphi                           (138)          271        133
     Hughes                            153             -        153
     GMAC                            1,027             -      1,027
     Other(8)                         (161)            -       (161)
                                     -----           ---      -----
     Consolidated net income        $1,184          $315     $1,499
                                     =====           ===      =====



                                          Nine Months Ended
                                          September 30, 1997
                             ----------------------------------------
                                         Hughes    Special
                                         Trans-     Items     Adjusted
                             Reported    actions    (5)(6)      (1)
                             --------    -------   -------    -------

     GMNA                     $1,661         $-        $-     $1,661
     GME                         440          -      (158)       282
     GMLAAM                      475          -         -        475
     GMAP                         27          -         -         27
                               -----        ---       ---      -----
       Total automotive        2,603          -      (158)     2,445

     Delphi                      545        249        50        844
     Hughes                    1,017       (616)     (318)        83
     GMAC                      1,022          -         -      1,022
     Other(8)                   (226)        75         -       (151)
                                 ---        ---       ---        ---
     Consolidated net income  $4,961      $(292)    $(426)    $4,243
                               =====        ===       ===      =====










     See footnotes beginning on page 22.


                                            continues

     HIGHLIGHTS - 9 Months Automotive Operations and Delphi
     Adjusted for Special Items
     (Dollars in Millions)


                                         Nine Months Ended
                                        September 30, 1998
                              ---------------------------------------
                              GMNA     GME   GMLAAM    GMAP    Delphi
                             ------   -----  ------   ------   ------

     Reported
     --------

     Net sales and
       revenues             $66,289 $17,851  $5,646   $2,155  $20,679
                             ------  ------   -----    -----   ------
     Pre-tax (loss) income      (50)    511    (103)      20     (338)
     Income tax expense
       (benefit)                (48)    238     (74)       7     (157)
     Equity income and
       minority interests        20       -      67      (39)      43
                             ------   -----   -----    -----    -----
     Net income                 $18    $273     $38     $(26)   $(138)
                             ======   =====   =====    =====    =====

     Net profit (loss)
       margin                   0.0%    1.5%    0.7%   (1.2%)    (0.7%)
     Effective income tax
       rate                    96.0%   46.6%   71.8%   35.0%     46.4%


     Special Items (4)
     -------------

     Net sales and revenues      $-      $-      $-       $-       $-
                             ------   -----   -----    -----    -----
     Pre-tax income               -      74       -        -      430
     Income tax expense           -      30       -        -      159
     Equity income and
       minority interests         -       -       -        -        -
                             ------   -----   -----    -----    -----
     Net income                  $-     $44      $-       $-     $271
                             ======   =====   =====    =====    =====


     Adjusted (1)
     --------

     Net sales and revenues $66,289 $17,851  $5,646   $2,155  $20,679
                             ------  ------   -----    -----   ------
     Pre-tax (loss)income       (50)    585    (103)      20       92
     Income tax (benefit)
       expense                  (48)    268     (74)       7        2
     Equity income and
       minority interests        20       -      67      (39)      43
                             ------   -----   -----    -----    -----
     Net income                 $18    $317     $38     $(26)    $133
                             ======   =====   =====    =====    =====

     Net (loss) profit
       margin                   0.0%    1.8%    0.7%   (1.2%)    0.6%
     Effective income tax
       rate  %                 96.0%   45.8%   71.8%   35.0%     2.2%


      See footnotes beginning on page 22.


                                    continues

     HIGHLIGHTS - 9 Months Automotive Sectors and Delphi
     Adjusted for Hughes Transactions and Special Items
     (Dollars in Millions)

                                         Nine Months Ended
                                        September 30, 1997
                              ---------------------------------------
                              GMNA     GME   GMLAAM    GMAP    Delphi
                             ------   -----  ------   ------   ------
     Reported
     --------
     Net sales and revenues $74,729 $18,003  $6,488   $2,144  $19,486
                             ------  ------   -----    -----   ------
     Pre-tax income(loss)     2,418     951     468      (51)     735
     Income tax expense
       (benefit)                775     382      76      (14)     236
     Equity income and
       minority interests        18    (129)     83       64       46
                              -----    ----   -----    -----    -----
     Net income              $1,661    $440    $475      $27     $545
                              =====    ====   =====    =====    =====

     Net profit margin          2.2%    2.4%    7.3%    1.3%      2.8%
     Effective income tax
       rate                    32.1%   40.2%   16.2%   27.5%     32.1%

     Hughes Transactions
     -------------------
     Net sales and revenues      $-      $-      $-       $-   $3,882
                             ------  ------  ------    -----    -----
     Pre-tax income               -       -       -        -      392
     Income tax expense           -       -       -        -      150
     Equity income and
       minority interests         -       -       -        -        7
                             ------  ------  ------    -----    -----
     Net income                  $-      $-      $-       $-     $249
                             ======  ======  ======    =====    =====

     Special Items
     -------------
     Net sales and revenues      $-      $-      $-       $-       $-
                             ------  ------  ------    -----    -----
     Pre-tax income (loss)        -    (216)      -        -       80
     Income tax expense
       (benefit)                  -     (58)      -        -       30
     Equity income and
       minority interests         -       -       -        -        -
                             ------  ------  ------    -----    -----
     Net income (loss)           $-   $(158)     $-       $-      $50
                             ======  ======  ======    =====    =====

     Adjusted (1)
     --------
     Net sales and revenues $74,729 $18,003  $6,488   $2,144  $23,368
                             ------  ------  ------    -----    -----
     Pre-tax income (loss)    2,418     735     469      (51)   1,207
     Income tax expense
       (benefit)                775     324      76      (14)     416
     Equity income and
       minority interests        18    (129)     83       64       53
                             ------  ------  ------    -----    -----
     Net income              $1,661    $282    $475      $27     $844
                             ======  ======  ======    =====    =====

     Net profit margin          2.2%    1.6%    7.3%    1.3%      3.6%
     Effective income tax
       rate                    32.1%   44.1%   16.2%   27.5%     34.5%


      See footnotes beginning on page 22.


                                               continues

     HIGHLIGHTS - 9 Months Operating Information
                                     Nine Months Ended
                                        September 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Worldwide Wholesale Sales (Units in 000s)
       United States:   Cars           1,650        2,054
                        Trucks         1,435        1,579
                                     -------      -------
         Total United States           3,085        3,633
       Canada, Mexico and Other          464          467
                                     -------      -------
       Total GM North America          3,549        4,100
                                     -------      -------
       GME                             1,540        1,379
       GMLAAM                            521          598
       GMAP                              328          485
                                     -------      -------
         Total International            2,389       2,462
                                      ------       ------
             Total Worldwide           5,938        6,562
                                     =======      =======
     ....................................................
     Vehicle Unit Deliveries (Units in 000s)
     United States
       Chevrolet - Cars                  668          765
                 - Trucks              1,168        1,122
       Pontiac                           403          477
       GMC                               355          351
       Buick                             296          325
       Oldsmobile                        232          228
       Saturn                            179          199
       Cadillac                          131          139
       Other                              22           22
                                      ------       ------
         Total United States           3,454        3,628
       Canada, Mexico and Other          493          457
                                      ------       ------
         Total GM North America        3,947        4,085
                                      ------       ------
       GME                             1,414        1,414
       GMLAAM                            522          564
       GMAP                              348          455
                                      ------       ------
         Total International           2,284        2,433
                                      ------       ------
             Total Worldwide           6,231        6,518
                                      ======       ======
     ....................................................
     Market Share
       United States
         Cars                           29.6%        32.5%
         Trucks                         27.9%        28.8%
           Total                        28.8%        30.8%
       Western Europe                   10.5%        11.3%
       Latin America                    20.7%        19.1%
       Asia and Pacific                  4.2%         4.4%
       Total Worldwide                  15.7%        16.1%
     ....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             24.0%        25.1%
       % Fleet Sales - Trucks           13.7%        13.2%
       Total Vehicles                   19.2%        20.0%
     ....................................................
     Capacity Utilization %
     U.S. and Canada (2-shift rated)    77.6%        92.5%
     ....................................................
     Retail Incentives($ per unit)
       GMNA                           $1,558         $971
     ....................................................
     See footnotes beginning on page 22.
                                                continues

     HIGHLIGHTS - 9 Months Operating Information
     (Dollars in Millions Except
      Per Share Amounts)
                                     Nine Months Ended
                                       September 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Depreciation and amortization (8)
       Depreciation                   $3,222       $3,208
       Amortization of special tools   1,776        2,267
       Amortization of intangible
         assets                           84          152
                                       -----        -----
                                      $5,082       $5,627
                                       =====        =====
     ....................................................
     Worldwide Payrolls (9)           $19,872     $21,031
     ....................................................
     (1) Adjusted amounts represent the reported amounts less the effects of special items and Hughes Transactions.
     (2) Data relates to a period prior to the date on which GM recapitalized the Class H common stock ("GM's
         Recapitalization Date").
     (3) Data relates to a period which is subsequent to GM's Recapitalization Date.
     (4) The third quarter 1998 results included a pre-tax loss of $430 ($271 after-tax, or $0.41 basic per share of $1-2/3 par value common stock) related to the sale of the Delphi seating, coil spring and lighting businesses. The second-quarter 1998 results included a pre-tax charge of $74 million ($44 million after-tax, or $0.07 basic per share of $1-2/3 par value common stock), related to work schedule modifications at Opel Belgium.
     (5) The first-quarter 1997 results included a pre-tax gain of $88 million,($55 million after-taxes, or $0.07 basic per share of $1-2/3 par value common stock), that resulted from an agreement with Volkswagen A.G. (VW) settling a civil lawsuit which GM brought against VW. The first-quarter 1997 results were negatively impacted by a pre-tax plant closing charge of $80 million,($50 million after-taxes, or $0.07 basic per share of $1-2/3 par value common stock), related to the announcement that Delphi Interior and Lighting Systems would cease production at its Trenton, N.J., plant during the 1998 calendar year.
     (6) The second-quarter 1997 results included a pre-tax gain of $490 million($318 million after-taxes, or $0.33 basic per share of $1-2/3 par value common stock), that resulted from the merger of the satellite service operations of Hughes and PanAmSat Corporation. The second-quarter 1997 results also included a pre-tax gain of $128 million ($103 million after-tax, or $0.14 basic per share of $1-2/3 par value common stock),related to the sale of GM Europe's equity interest in Avis Europe.
     (7) Includes Allison Transmission Division, GM Locomotive Group, and purchase accounting adjustments, as well as certain tax and foreign exchange items not allocated to any one business sector.
     (8) Calculated with financing and insurance operations on an equity basis.
     (9) Payroll amounts reported for 1997 have been adjusted to reflect the changes to GM's organizational structure resulting from the Hughes Transactions. As such, 1997 reported amounts exclude Hughes Defense.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)

                                      Three Months Ended   Nine Months Ended
                                         September 30,        September 30,
                                        1998      1997      1998       1997
                                      -------   -------    ------     -------

                                 (Dollars in Millions Except Per Share Amounts)
Net sales and revenues
Manufactured products                $29,978   $37,103    $100,115    $114,267
Financial services                     3,220     3,162       9,661       9,563
Other income                           1,225     1,625       5,119       5,447
                                     -------   -------    --------    --------
    Total net sales and revenues      34,423    41,890     114,895     129,277
                                      ------    ------     -------     -------

Costs and expenses
Cost of sales and other operating
  charges, exclusive of items listed
  below                               26,484    31,484      85,464      95,602
Selling, general, and administrative
  expenses                             4,076     3,884      12,219      11,459
Depreciation and amortization expenses 2,874     3,030       8,712       9,196
Interest expense                       1,754     1,508       5,137       4,469
Other deductions                         499       388       1,644         956
                                      ------    ------     -------     -------
    Total costs and expenses          35,687    40,294     113,176     121,682
                                      ------    ------     -------     -------

(Loss) Income before income taxes and
  minority interests                  (1,264)    1,596       1,719       7,595
Income tax (benefit) expense            (451)      533         532       2,675
Minority interests                         4         4          (3)         41
                                     -------   -------     -------     -------
    Net (loss) income                   (809)    1,067       1,184       4,961
Premium on exchange of preference stocks   -        26           -          26
Dividends on preference stocks            16        16          48          56
                                       -----    ------      ------      ------
    (Loss) Earnings on common stocks   $(825)   $1,025       1,136      $4,879
                                         ===     =====       =====       =====

Basic earnings per share attributable
  to common stocks
  (Loss) Earnings per share
    attributable to
    $1-2/3 par value                 $(1.28)      $1.35       $1.65      $6.35
  Earnings per share attributable to
    Class H (prior to its
    recapitalization on
    December 17, 1997)                            $0.60                  $2.54
  Earnings per share attributable to
    Class H (subsequent to its
    recapitalization on
    December 17, 1997)                $0.11                   $0.38

Diluted earnings per share attributable
  to common stocks
  (Loss) Earnings per share attributable
    to $1-2/3 par value              $(1.28)      $1.34       $1.60      $6.28
  Earnings per share attributable to
    Class H (prior to its
    recapitalization on
    December 17, 1997)                            $0.60                  $2.54
  Earnings per share attributable
    to Class H (subsequent to its
    recapitalization on
    December 17, 1997)                $0.11                   $0.38

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                                 Sept. 30,            Sept. 30,
                                                    1998    Dec. 31,      1997
                                               (Unaudited)    1997   (Unaudited)
                                               -----------  -------- ----------
                                                       (Dollars in Millions)
                                    ASSETS
Cash and cash equivalents                       $7,961    $11,262     $10,406
Other marketable securities                      8,688     11,722      10,823
                                                ------     ------      ------
  Total cash and marketable securities          16,649     22,984      21,229

Finance receivables - net                       63,091     58,870      58,966
Accounts and notes receivable (less allowances) 10,419      7,493       7,223
Inventories (less allowances)                   12,869     12,102      12,820
Deferred income taxes                           22,306     22,478      19,588
Equipment on operating leases (less accumulated
  depreciation)                                 36,179     33,302      32,964
Property - net                                  37,329     34,567      38,520
Intangible assets - net                         12,309     11,469      14,979
Other assets - net                              26,494     25,623      26,846
                                              --------   --------    --------
    Total assets                              $237,645   $228,888    $233,135
                                               =======    =======     =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Accounts payable (principally trade)        $18,142    $15,782     $15,021
   Notes and loans payable                     102,460     93,027      90,914
   Deferred income taxes                         3,156      2,923       4,269
   Postretirement benefits other than pensions  40,806     41,168      44,427
   Pensions                                      7,219      7,043       7,100
   Accrued expenses and other liabilities       50,340     50,490      46,869
                                              --------   --------    --------
    Total liabilities                          222,123    210,433     208,600
                                               -------    -------     -------

   Minority interests                              621        727         735
   General Motors - obligated mandatorily
    redeemable preferred securities of
    subsidiary trusts holding solely
    junior subordinated debentures of
    General Motors
      Series D                                      79         79          79
      Series G                                     142        143         143
   Redeemable preferred stock of subsidiary

Stockholders' equity
  Preference stocks                                  1          1           1
   Common stocks
    $1-2/3 par value (issued, 655,036,035;
      693,456,394; and 707,772,699 shares)       1,092      1,156       1,180
    Class H (issued, 102,648,686 shares)             -          -          10
    Class H (issued, 105,959,765, and
      103,885,803 shares)                           11         10           -
   Capital surplus (principally additional
      paid-in capital)                          12,769     15,369      16,211
   Retained earnings                             5,554      5,416       9,846
                                                ------    -------     -------
      Subtotal                                  19,427     21,952      27,248
   Minimum pension liability adjustment         (4,062)    (4,062)     (3,490)
   Accumulated foreign currency translation
      adjustments                               (1,097)      (888)       (727)
   Net unrealized gains on securities              412        504         547
                                                ------     ------      ------
      Accumulated other comprehensive loss      (4,747)    (4,446)     (3,670)
      Total stockholders' equity                14,680     17,506      23,578
                                              --------   --------    --------
      Total liabilities and stockholders'
        equity                                $237,645   $228,888    $233,135
                                               =======    =======     =======

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                     Nine Months Ended Sept.30,
                                                     --------------------------
                                                        1998         1997
                                                       ------      -------
                                                      (Dollars in Millions)

Net cash provided by operating activities             $7,497       $13,123
                                                       -----        ------

Cash flows from investing activities
  Expenditures for property                           (7,043)       (6,958)
  Investments in companies, net of cash acquired        (569)       (1,788)
  Investments in other marketable securities
    - acquisitions                                   (23,248       (24,790)
  Investments in other marketable securities
    - liquidations                                    26,912        23,547
  Finance receivables - acquisitions                (112,962)     (128,300)
  Finance receivables - liquidations                  86,659       105,401
  Proceeds from sales of finance receivables          21,922        20,512
  Operating leases - acquisitions                    (18,281)      (16,206)
  Operating leases - liquidations                     11,961        10,138
  Other                                                 (712)          721
                                                      ------        ------
Net cash used in investing activities                (15,361)      (17,723)
                                                      ------        ------

Cash flows from financing activities
  Net increase (decrease) in loans payable             2,240         3,162
  Increase in long-term debt                          16,620        11,658
  Decrease in long-term debt                         (10,795)       (9,340)
  Proceeds from issuing common stocks                    344           471
  Repurchases of common stocks                        (3,071)       (3,353)
  Cash dividends paid to stockholders                 (1,046)       (1,252)
                                                       -----         -----
Net cash provided by (used in) financing activities    4,292         1,346
                                                       -----         -----

Effect of exchange rate changes on cash and
      cash equivalents                                   271          (403)
                                                      ------        ------

Net (decrease) increase in cash and cash equivalents  (3,301)       (3,657)
                                                       -----         -----
Cash and cash equivalents at beginning of the period  11,262        14,063
                                                      ------        ------
Cash and cash equivalents at end of the period        $7,961       $10,406
                                                       =====        ======

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income With Financing and Insurance Operations on an Equity Basis (Unaudited)
                                      Three Months Ended     Nine Months Ended
                                           September 30,        September 30,
                                      -------------------    -----------------
                                         1998      1997       1998        1997
                                         ----      ----       ----        ----
                                               (Dollars in Millions)
Net sales and revenues               $29,846   $37,125     $99,735   $114,323
                                      ------    ------      ------    -------

Costs and expenses
Cost of sales and other operating
  charges, exclusive of items
  listed below                        26,457    31,484      85,399     95,586
Selling, general, and administrative
  expenses                             3,076     3,157       9,357      9,331
Depreciation and amortization expenses  1,672    1,830       5,082      5,627
                                      -------  -------     -------   --------
  Total costs and expenses            31,205    36,471      99,838    110,544
                                      ------    ------      ------    -------

Operating (loss) income               (1,359)      654        (103)     3,779
Other income less income deductions      (28)      613       1,208      2,682
Interest expense                         343       225         920        663
                                      ------    ------      ------     ------
(Loss) Income before income taxes,
  minority interests, and earnings
  of nonconsolidated affiliates       (1,730)    1,042         185      5,798
Income tax (benefit) expense            (588)      289          63      1,928
                                      ------    ------     -------      -----
(Loss) Income before minority interests
  and earnings of nonconsolidated
  affiliates                          (1,142)      753         122      3,870
Minority interests                        10        13          13         50
Earnings of nonconsolidated affiliates   323       301       1,049      1,041
                                       -----    ------       -----      -----
  Net (loss) income                    $(809)   $1,067      $1,184     $4,961
                                         ===     =====       =====      =====

  Net profit margin (1)                 (2.7%)     2.9%        1.2%       4.3%
------------------
(1) Net profit margin represents net income as a percentage of net sales and revenues

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets With Financing and Insurance Operations on an Equity Basis
(Unaudited)
                                             Sept. 30,     Dec. 31,   Sept. 30,
                                              1998           1997      1997
                                           ----------      --------  ---------
                                                   (Dollars in Millions)
                                    ASSETS
Cash and cash equivalents                  $7,885       $10,685        $9,930
Other marketable securities                   601         3,826         4,669
                                           ------        ------        ------
  Total cash and marketable securities      8,486        14,511        14,599
Accounts and notes receivable
  (less allowances)
  Trade                                     6,076         5,164         5,627
  Nonconsolidated affiliates                1,725           836         1,722
Inventories (less allowances)              11,751        12,102        12,820
Equipment on operating leases
  (less accumulated depreciation)           4,797         4,677         3,854
Deferred income taxes and other             6,300         6,278         4,989
                                          -------       -------       -------
    Total current assets                   39,135        43,568        43,611
Equity in net assets of nonconsolidated
   affiliates                              11,308        10,164        10,313
Deferred income taxes                      20,676        20,721        20,341
Other investments and miscellaneous assets 13,646        13,564        13,926
Property - net                             36,529        33,914        38,010
Intangible assets -net                     11,525        10,752        14,803
                                         --------      --------      --------
    Total assets                         $132,819      $132,683      $141,004
                                          =======       =======       =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                          $12,760       $12,474       $11,871
Loans payable                               1,854           656         1,766
Accrued liabilities and customer deposits  31,707        33,459        32,440
                                           ------        ------        ------
    Total current liabilities              46,321        46,589        46,077
Long-term debt                              7,016         5,491         6,002
Capitalized leases                            181           185           184
Postretirement benefits other than
   pensions                                38,002        38,388        41,820
Pensions                                    5,679         4,271         4,275
Other liabilities and deferred income
   taxes                                   20,144        19,336        18,141
                                         --------      --------      --------
    Total liabilities                     117,343       114,260       116,499
                                          -------       -------       -------
Minority interests                            575           695           705
General Motors - obligated mandatorily
   redeemable preferred securities of
   subsidiary trusts holding solely
   junior subordinated debentures of
   General Motors
    Series D                                   79            79            79
    Series G                                  142           143           143
Stockholders' equity                       14,680        17,506        23,578
                                         --------      --------      --------
    Total liabilities and stockholders'
      equity                             $132,819      $132,683      $141,004
                                          =======       =======       =======

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows With Financing and Insurance Operations on an Equity Basis (Unaudited)
                                                           Nine Months Ended
                                                              September 30,
                                                           -----------------
                                                            1998        1997
                                                           ------      ------
                                                          (Dollars in Millions)

Net cash provided by operating activities                  $2,616   $11,254
                                                            -----    ------

Cash flows from investing activities
  Expenditures for property                                (6,688)   (6,648)
  Investments in companies, net of cash acquired             (569)   (1,788)
  Investments in other marketable securities
    - acquisitions                                         (8,553)  (11,083)
  Investments in other marketable securities
    - liquidations                                         11,777    10,056
  Operating leases - acquisitions                          (4,382)   (3,963)
  Operating leases - liquidations                           4,092     2,981
  Other                                                      (287)        -
                                                           ------    ------
Net cash used in investing activities                      (4,610)  (10,445)
                                                            -----    ------

Cash flows from financing activities
  Net increase (decrease) in loans payable                  1,178       552
  Increase in long-term debt                                2,695       358
  Decrease in long-term debt                               (1,178)     (568)
  Proceeds from issuing common stocks                         344       471
  Repurchases of common stocks                             (3,071)   (3,353)
  Cash dividends paid to stockholders                      (1,046)   (1,252)
                                                            -----     -----
Net cash used in financing activities                      (1,078)   (3,792)
                                                            -----     -----

Effect of exchange rate changes on cash and
   cash equivalents                                           272      (407)
                                                            -----     -----
Net (decrease) increase in cash and cash equivalents       (2,800)   (3,390)
                                                            -----     -----
Cash and cash equivalents at beginning of the period       10,685    13,320
                                                           ------    ------
Cash and cash equivalents at end of the period             $7,885    $9,930
                                                            =====     =====

                 HUGHES ELECTRONICS CORPORATION NEWS RELEASE

      El Segundo, Calif., October 12, 1998 - Hughes Electronics Corporation (Hughes) today reported that third quarter 1998 revenues increased 20.3% to $1,513.3 million compared with $1,258.3 million in the third quarter of 1997.

      Operating profit(1) in the quarter was $67.5 million compared with $124.2 million in the third quarter of 1997. Third quarter operating profit margin on the same basis was 4.5% in 1998 versus 9.9% in 1997.

      Third quarter earnings(1) were $42.9 million compared with last year's $52.4 million. Earnings per share on the same basis was $0.11 per share versus pro forma earnings per share(2) of $0.13 in 1997.

      Michael T. Smith, Hughes chairman and chief executive officer, said that "each of Hughes' four primary business segments contributed to the strong revenue growth. DIRECTV(R) accounted for most of the increase primarily due to continued record subscriber growth in the United States." In addition, he stated that increased sales of commercial satellites by Hughes Space and Communications and higher DIRECTV receiver equipment sales by Hughes Network Systems also contributed to the revenue growth.

      Mr. Smith attributed the decline in operating profit and net income primarily to the expected increase in DIRECTV operating losses resulting from higher sales and marketing expenditures to support the record subscriber growth. Also contributing to the earnings decline were DIRECTV Japan(TM) start-up losses and other increased expenses, including pension expense. The reduction in earnings was partially offset by lower interest expense and higher interest income.

                         Nine-Month Financial Review

      For the first nine months of 1998, revenues increased 21.5% to $4,173.3 million compared with $3,433.7 million in 1997. This growth was primarily the result of record DIRECTV subscriber growth, the May 1997 PanAmSat merger and higher commercial satellite sales.

      Driven by the revenue growth, operating profit(1) for the first nine months of 1998 increased 6.8% to $229.3 million versus $214.6 million in 1997. Operating profit margin on the same basis was 5.5% compared with 6.2% in the first nine months of 1997. The decline in operating profit margin was principally due to a provision for estimated losses related to the bankruptcy filing by a Hughes Network Systems customer, goodwill amortization associated with the 1997 PanAmSat merger and subsequent additional investment by Hughes in 1998, and other increased expenses, including pension expense.

      Earnings(1) and earnings per share in the first nine months of 1998 were $152.7 million and $0.38, respectively. Excluding the one-time gain associated with the PanAmSat merger in May 1997, earnings and pro forma earnings per share(2) in the first nine months of 1997 were $82.4 million and $0.20 per share, respectively. The increases in earnings and earnings per share were principally a result of the aforementioned operating profit growth, increased interest income and lower interest expense, which more than offset the losses related to the start of service for DIRECTV Japan, a 32% Hughes-owned affiliate.

                 SEGMENT FINANCIAL REVIEW: THIRD QUARTER 1998

                           Direct-To-Home Broadcast

      For the quarter, revenues increased 33.6% to $459.1 million from $343.7 million in the third quarter of 1997. The increase resulted from continued strong subscriber growth and average monthly revenue per subscriber, as well as low subscriber churn rates. Domestic DIRECTV propelled this growth with quarterly revenues of $408 million, a 37% increase over last year's third quarter revenues of $298 million. With 303,000 net new subscribers in the third quarter, total DIRECTV subscribers grew to 4,058,000 in the United States as of September 30, 1998. The Company's Latin American DIRECTV subsidiary, Galaxy Latin America (GLA), had third quarter revenues of $37 million compared with $22 million in 1997. With the addition of 36,000 net new subscribers in the third quarter, total DIRECTV subscribers in Latin America were 423,000 as of September 30, 1998. In addition, DIRECTV Japan had a total of 181,900 subscribers by the end of the third quarter.

      The segment operating loss in the quarter was $61.8 million compared with an operating loss of $43.3 million in the third quarter of 1997. The larger operating loss in 1998 was principally due to higher sales and marketing expenditures that more than offset increased subscriber revenues. The third quarter 1998 operating loss for the domestic DIRECTV business was $31 million compared with $15 million last year, and GLA's third quarter operating loss was $30 million compared with $26 million last year.

                              Satellite Services

      PanAmSat's third quarter 1998 revenues were up 9.5% to $186.5 million compared with $170.3 million in the prior year. Overall revenue from video services increased by 4 percent to $135.8 million, primarily due to the commencement of service agreements for full-time, as well as short-term, special events video distribution. Telecommunications services revenue increased by 16 percent to $40.7 million in the third quarter, in large part due to the growth in data and Internet-related service agreements.

      As a result of this revenue growth, PanAmSat's operating profit in the quarter rose 10.3% to $79.1 million from $71.7 million in 1997. Operating profit margin in the third quarter increased slightly to 42.4% compared with 42.1% one year ago.

                              Satellite Systems

      For the third quarter of 1998, revenues increased 14.0% to $688.9 million from revenues of $604.3 million for the same period in 1997. The increase was principally due to higher commercial satellite sales to customers such as Thuraya Satellite Telecommunications Company, ICO Global Communications and American Mobile Radio Corporation.

      Driven primarily by the revenue growth, operating profit in the quarter increased 20.2% to $63.8 million from $53.1 million in the prior year. Operating profit margin in the quarter increased to 9.3% versus 8.8% last year.

                               Network Systems

      Third quarter revenues for Hughes Network Systems (HNS) increased 23.9% to $267.7 million compared with $216.0 million in the same period last year. The growth was primarily due to increased sales of DIRECTV receiver equipment, which more than offset lower international sales of private business networks.

      HNS operating profit in the quarter was $16.9 million compared with $22.4 million in the third quarter of 1997. Third quarter operating profit margin declined to 6.3% compared with 10.4% last year. The decline in operating profit and margin was principally a result of lower international sales of private business networks.

                                BALANCE SHEET

      The cash balance of $1,509.7 million at September 30, 1998 declined $1,274.1 million from December 31, 1997 primarily due to the $851.4 million additional investment in PanAmSat to increase Hughes' ownership from 71.5% to 81.0% and a $204.7 million cash payment to GM in connection with the finalization of the purchase price adjustment amount related to the transfer of Delco Electronics to GM in December 1997 as part of the Hughes Transactions. The Hughes Transactions also included the spin-off and subsequent merger of Hughes Defense with Raytheon Company.
----------------------
(1)Excludes the effects of purchase accounting adjustments related to General Motors' (GM) acquisition of Hughes in 1985. (2)1997 earnings per share are presented on a pro forma basis. Historically, such earnings per share amounts were calculated based on the financial performance of former Hughes, which consisted of the defense electronics, automotive electronics, and telecommunications and space businesses. Since these financial statements relate only to the telecommunications and space businesses of former Hughes, the pro forma presentation is used to present the earnings per share that would have been achieved relative to the GM Class H common stock had it been calculated based upon only such telecommunications and space businesses.

STATEMENT OF INCOME AND
AVAILABLE SEPARATE CONSOLIDATED NET INCOME
(Dollars in Millions Except Per Share Amounts)
                                                           Nine Months Ended
                                    Third Quarter           September 30,
                                   ----------------        -----------------
                                   1998        1997        1998        1997
---------------------------------------------------------------------------
Revenues
Product sales                     $872.8      $703.3    $2,327.5    $2,125.9
Direct broadcast, leasing and
   other services                  640.5       555.0     1,845.8     1,307.8
----------------------------------------------------------------------------
   Total Revenues                1,513.3     1,258.3     4,173.3     3,433.7
----------------------------------------------------------------------------

Operating Costs and Expenses
Cost of products sold              659.5       550.3     1,782.4     1,711.4
Broadcast programming and other
  cost                             284.6       243.9       800.2       598.4
Selling, general, and
  administrative expenses          390.4       261.9     1,052.2       714.0
Depreciation and amortization      111.3        78.0       309.2       195.3
Amortization of GM purchase
   accounting adjustments (1)        5.3         5.3        15.9        15.9
----------------------------------------------------------------------------
   Total Operating Costs and
     Expenses                    1,451.1     1,139.4     3,959.9     3,235.0
----------------------------------------------------------------------------

Operating Profit                    62.2       118.9       213.4       198.7

Interest income                     20.5        10.4        88.6        18.1
Interest expense                    (3.6)      (24.4)       (9.5)      (58.1)
Other, net                         (33.4)      (17.8)     (102.8)      452.6
----------------------------------------------------------------------------

Income from Continuing Operations
   Before Income Taxes and
   Minority Interests               45.7        87.1       189.7       611.3

Income taxes                        17.4        34.8        72.1       244.5
Minority interests in net losses
   of subsidiaries                   9.3        (5.1)       19.2        16.8
----------------------------------------------------------------------------

Income from continuing operations   37.6        47.2       136.8       383.6

(Loss) income from discontinued
   operations, net of taxes            -        (0.1)          -         1.2
----------------------------------------------------------------------------

Net Income                          37.6        47.1       136.8       384.8

Adjustments to exclude the effect
   of GM purchase accounting
   adjustments (1)                   5.3         5.3        15.9        15.9
----------------------------------------------------------------------------
Net Earnings Used for Computation
   of Available Separate
   Consolidated Net Income         $42.9       $52.4      $152.7      $400.7
============================================================================

Available Separate Consolidated Net
   Income (2)                      $11.4       $13.4       $40.1      $101.4
============================================================================

Net Earnings Attributable to
   General Motors Class H Common
   Stock on a Per Share
   Basis (2)                       $0.11       $0.13       $0.38       $1.00
============================================================================

(1)Relates to General Motors' purchase of Hughes in 1985.
(2)1997 amounts are presented on a pro forma basis. Historically, such amount were calculated based on the financial performance of former Hughes, which consisted of the defense electronics, automotive electronics and telecommunications and space businesses. Since these financial statements relate only to the telecommunications and space businesses of former Hughes, the pro forma presentation is used to present the results that would have been achieved relative to the GM Class H common stock had the results been calculated based only upon such telecommunications and space businesses.
                                    - 32 -


BALANCE SHEET
(Dollars in Millions)
                                                September 30,      December 31,
ASSETS                                              1998                1998
-------------------------------------------------------------------------------
Current Assets
Cash and cash equivalents                          $1,509.7         $2,783.8
Accounts and notes receivable                       1,067.2            662.8
Contracts in process                                  611.8            575.6
Inventories                                           570.7            486.4
Prepaid expenses, deferred income taxes and other     399.1            297.3
----------------------------------------------------------------------------

Total Current Assets                                4,158.5          4,805.9
Satellites - Net                                    2,843.1          2,643.4
Property - Net                                        965.9            889.7
Net Investment in Sales-type Leases                   181.9            337.6
Intangible Assets - Net                             3,587.8          2,954.8
Investments and Other Assets                        1,155.9          1,132.4
----------------------------------------------------------------------------

Total Assets                                      $12,893.1        $12,763.8
============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable                                     $720.0           $472.8
Advances on contracts                                 245.6            209.8
Deferred revenues                                     150.3            110.6
Notes payable                                          60.2               -
Accrued liabilities                                   564.1            689.4
----------------------------------------------------------------------------

Total Current Liabilities                           1,740.2          1,482.6
Long-Term Debt                                        778.7            637.6
Deferred Gains on Sales and Leasebacks                130.1            191.9
Accrued Operating Leaseback Expense                    38.8            100.2
Postretirement Benefits Other Than Pensions           156.2            154.8
Other Liabilities and Deferred Credits                702.8            706.4
Deferred Income Taxes                                 618.7            570.8
Minority Interests                                    469.0            607.8
Stockholder's Equity                                8,258.6          8,311.7
----------------------------------------------------------------------------

Total Liabilities and Stockholder's Equity        $12,893.1        $12,763.8
============================================================================

Holders of GM Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of General Motors (which includes 100% of the stock of Hughes).

PRO FORMA SELECTED SEGMENT DATA*
(Dollars in Millions)
                                                        Nine Months Ended
                                      Third Quarter       September 30,
                                   ----------------     -----------------
                                   1998        1997      1998        1997
-------------------------------------------------------------------------
DIRECT-TO-HOME BROADCAST
Total Revenues                    $459.1      $343.7  $1,248.5      $861.0
Operating Loss                    $(61.8)     $(43.3)  $(133.6)    $(158.7)
Depreciation and Amortization      $31.2       $21.2     $77.2       $62.5
Capital Expenditures (1)           $82.0       $24.0    $130.1       $54.2
--------------------------------------------------------------------------
SATELLITE SERVICES
Total Revenues                    $186.5      $170.3    $570.6      $432.0
Operating Profit                   $79.1       $71.7    $239.2      $202.9
Operating Profit Margin             42.4%       42.1%     41.9%       47.0%
Depreciation and Amortization      $56.6       $48.0    $169.8       $91.9
Capital Expenditures (2)          $190.7      $191.0    $605.0      $543.7
--------------------------------------------------------------------------
SATELLITE SYSTEMS
Total Revenues                    $688.9      $604.3  $1,988.0    $1,748.1
Operating Profit                   $63.8       $53.1    $178.9      $159.7
Operating Profit Margin              9.3%        8.8%      9.0%        9.1%
Depreciation and Amortization      $12.9        $9.9     $35.1       $27.7
Capital Expenditures               $18.2       $28.1     $50.5       $68.2
--------------------------------------------------------------------------
NETWORK SYSTEMS
Total Revenues                    $267.7      $216.0    $674.1      $609.4
Operating Profit  (Loss)           $16.9       $22.4    $(20.2)       $6.1
Operating Profit Margin              6.3%       10.4%      -           1.0%
Depreciation and Amortization      $11.4        $5.6     $29.4       $21.7
Capital Expenditures               $10.7       $15.3     $26.4       $33.0
--------------------------------------------------------------------------
ELIMINATIONS and OTHER
Total Revenues                    $(88.9)     $(76.0)  $(307.9)    $(216.8)
Operating Profit (Loss)           $(30.5)      $20.3    $(35.0)       $4.6
Depreciation and Amortization      $(0.8)      $(6.7)    $(2.7)      $(8.5)
Capital Expenditures              $(21.4)      $74.1    $114.5     $(147.6)
===========================================================================

* The Financial Statements reflect the application of purchase accounting adjustments related to GM's acquisition of Hughes. However, as provided in the General Motors' Restated Certificate of Incorporation, the earnings attributable to GM Class H common stock for purposes of determining the amount available for the payment of dividends on GM Class
    H common stock specifically excludes such adjustments. In order to provide additional analytical data, the above unaudited pro forma selected segment data, which exclude the purchase accounting adjustments related to GM's acquisition of Hughes, are presented.
(1)Includes expenditures related to satellites amounting to $38.0 million in the third and nine-month periods of 1998.
(2)Includes expenditures related to satellites amounting to $182.2 million, $180.2 million, $422.2 million and $527.3 million, respectively. Also included in the 1998 nine-month period is $155.5 million related to the early buy-out of satellite sale-leasebacks.

                              GMAC NEWS RELEASE

                  GMAC ANNOUNCES 1998 THIRD QUARTER EARNINGS
                  ------------------------------------------

DETROIT -- General Motors Acceptance Corporation (GMAC) reported third quarter 1998 consolidated net income of $313 million, up from $312 million earned in the third quarter of 1997, GMAC President John D. Finnegan announced today. Net income for the first nine months of 1998 was $1,027 million, up from $1,022 million reported in the same period a year ago.

      For the quarter, net income from automotive financing operations totaled $250 million, up 12% from $222 million earned in the third quarter of 1997. Earnings were higher due to increased retail volume, reduced credit losses and a lower effective income tax rate, partially offset by lower net interest margins and lower wholesale volume (due to the recent General Motors strike).

      GMAC Insurance Holdings Inc. generated net income of $54 million in the third quarter of 1998, up 8% from $50 million earned in the same period last year. Earnings were higher due to the inclusion of Integon Corporation and increased capital gains.

      GMAC Mortgage Group Inc. generated net income of $9 million in the third quarter of 1998 compared to $40 million earned in the same period last year. Earnings were lower primarily due to widening credit spreads and increasing prepayments, which have reduced the value of its mortgage inventory and investment positions.


                                    * * *


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                            (Registrant)
Date    October 13, 1998
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)